Exhibit 99.1

FOR IMMEDIATE RELEASE

Ann Taylor Appoints Michael J. Nicholson as Chief Financial Officer

New York, New York, September 17, 2007 – AnnTaylor Stores Corporation (NYSE: ANN) today announced the appointment of Michael J. Nicholson as Executive Vice President, Chief Financial Officer of the Company, effective immediately. He will report to Ann Taylor President and Chief Executive Officer Kay Krill.

Nicholson, 41, joins Ann Taylor after seven years at Limited Brands, Inc., most recently as Executive Vice President, Chief Operating & Financial Officer for Victoria's Secret Beauty Company. Prior to that, Mr. Nicholson held senior finance positions at Colgate-Palmolive Company and Altria Group, Inc.

Commenting on the announcement, Ann Taylor President and CEO Kay Krill stated, "Mike is an accomplished leader with a rich and diverse financial background in retail as well as in consumer products. His depth of experience in our industry, along with his expertise in driving operational excellence and effectively managing cost structure, will serve us well at Ann Taylor. We are very excited to welcome him to the Company in this critical role.”

“Ann Taylor is a world-class retailer with a strong heritage and wonderful stable of brands,” stated Mr. Nicholson. “I am especially energized by the enormous growth potential of the Company and thrilled to be joining Ann Taylor at this exciting time.”

Mr. Nicholson received his bachelor's degree in accounting from Niagara University and his master's degree in business administration from St. John’s University. Mr. Nicholson is also a Certified Public Accountant.

Ann Taylor is one of the country's leading women's specialty retailers, operating 887 stores in 46 states, the District of Columbia and Puerto Rico, and Online Stores at www.anntaylor.com and www.anntaylorLOFT.com as of August 4, 2007.

Contact:

Maria Sceppaguercio

SVP, Communications & Investor Relations

Ann Taylor Stores Corporation

212-457-2199

ANNTAYLOR

FORWARD-LOOKING STATEMENTS

Certain statements in this press release are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements may use the words “expect”, “anticipate”, “plan”, “intend”, “project”, “may”, “believe” and similar expressions. Forward-looking statements also include representations of the expectations or beliefs of the Company concerning future events that involve risks and uncertainties, including:

•	the Company's ability to predict accurately client fashion preferences;

•	competitive influences and decline in the demand for merchandise offered by the Company;

•	the Company’s ability to successfully execute brand extensions and new concepts;

•	effectiveness of the Company’s brand awareness and marketing programs;

•	the Company’s ability to secure and protect trademarks and other intellectual property rights in the United States and/or foreign countries;

•	general economic conditions, including the impact of higher fuel and energy prices, interest rates, a downturn in the retail industry or changes in levels of store traffic;

•	fluctuation in the Company’s level of sales and earnings growth;

•	the Company’s ability to locate new store sites or negotiate favorable lease terms for additional stores or for the lease renewal or expansion of existing stores;

•	risks associated with the performance and operations of the Company’s Internet operations;

•	a significant change in the regulatory environment applicable to the Company’s business;

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risks associated with the possible inability of the Company, particularly through its sourcing and logistics functions, to operate within production and delivery constraints and the Company’s dependence on a single distribution facility;

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the uncertainties of sourcing associated with the current quota environment, including changes in sourcing patterns resulting from the elimination of quota on apparel products and the re-imposition of quotas in certain categories, and other possible trade law or import restrictions;

•	financial or political instability in any of the countries in which the Company’s goods are manufactured;

•	risks associated with a failure by independent manufacturers to comply with the Company’s labor practices requirements;

•	the potential impact of natural disasters and public health concerns, particularly on the Company’s foreign sourcing offices and manufacturing operations of the Company’s vendors;

•	acts of war or terrorism in the United States or worldwide;

•	work stoppages, slowdowns or strikes;

•	the Company’s ability to hire, retain and train key personnel;

•	the Company’s ability to successfully upgrade and maintain its information systems, including adequate system security controls; and

•	the Company’s ability to continue operations in accordance with its business continuity plan in the event of an interruption.

Further description of these risks and uncertainties and other important factors are set forth in the Company’s latest Annual Report on Form 10-K, including but not limited to Item 1A – Risk Factors and Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations therein, and in the Company’s other filings with the SEC. Although these forward-looking statements reflect the Company’s current expectations concerning future events, actual results may differ materially from current expectations or historical results. The Company does not assume any obligation to publicly update or revise any forward-looking statements at any time for any reason.